Stradley Ronon Stevens & Young, LLP

Suite 2600
2005 Market Street
Philadelphia, PA  19103-7018
Telephone  215.564.8000
Fax  215.564.8120
www.stradley.com

October 15, 2012

To the Addressees set forth on Exhibit X

Re:
Agreement and Plan of Redomestication (“Agreement”) made as of the 2nd day of July, 2012 by and among (i) each of the Invesco closed-end registered investment companies identified as a Predecessor Fund on Exhibit A hereto (each a “Predecessor Fund”); (ii) each of the Invesco closed-end registered investment companies identified as a Successor Fund on Exhibit A hereto (each a “Successor Fund”); and (iii) Invesco Advisers, Inc. (“IAI”).

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax consequences of the reorganization of each Predecessor Fund pursuant to which: (i) the transfer of all of the assets of a Predecessor Fund to the Successor Fund in exchange for the issuance by the Successor Fund to the Predecessor Fund of shares of beneficial interest of the Successor Fund (“Successor Fund Shares”), which are voting securities, (ii) the assumption by the Successor Fund of all liabilities of the Predecessor Fund, (iii) the distribution of the shares of beneficial interest of the Successor Fund to the holders of shares of beneficial interest of the Predecessor Fund (“Predecessor Fund Shares”) according to their respective interests in complete liquidation of the Predecessor Fund; and (iv) the dissolution of the Predecessor Fund as soon as practicable after the Closing (each such transaction, a “Reorganization” and collectively, the “Reorganizations”), all upon and subject to the terms and conditions of the Agreement.  Each Successor Fund currently is a shell series, without assets or liabilities, created for the purpose of acquiring the assets and liabilities of the corresponding Predecessor Fund.

In rendering our opinion, we have reviewed and relied upon:  (a) a copy of the executed Agreement, dated as of July 2, 2012; (b) the combined proxy statement/prospectus and, if applicable, the Schedule 14A proxy statement provided to shareholders of each Predecessor Fund in connection with a Special Meeting of Shareholders of each Predecessor Fund held on July 17, 2012, and, as applicable, adjourned until August 14, 2012 and adjourned again until September 25, 2012; (c) certain representations concerning the Reorganizations made to us by each Predecessor Fund and each Successor Fund in a letter dated October 15, 2012 (the “Representation Letter”); (d) all

To the Addressees set forth on Exhibit X
October 15, 2012

other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (f) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.  References to the Predecessor Fund and the Successor Fund in the same paragraph mean the Predecessor Fund and the corresponding Successor Fund as set forth in the Agreement.

For purposes of this opinion, we have assumed that each Predecessor Fund, on the Closing Date of the Reorganization, satisfies, and immediately following the Closing Date of the Reorganization, each Successor Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as regulated investment companies.

Based on the foregoing, and provided each Reorganization is carried out in accordance with the applicable laws of the Commonwealth of Massachusetts and the State of Delaware, the terms of the Agreement and the statements in the Representation Letter for the Predecessor Funds and the Successor Funds, it is our opinion with respect to each Predecessor Fund and its corresponding Successor Fund that for federal income tax purposes:
1. The acquisition by the Successor Fund of all of the Assets of the Predecessor Fund, as provided for in the Agreement, in exchange solely for Successor Fund Shares and the assumption by the Successor Fund of all of the liabilities of the Predecessor Fund, followed by the distribution by the Predecessor Fund to its shareholders of the Successor Fund Shares in complete liquidation of the Predecessor Fund, will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Predecessor Fund and the Successor Fund each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

2. No gain or loss will be recognized by the Predecessor Fund upon the transfer of all of its Assets to, and assumption of its liabilities by, the Successor Fund in exchange solely for Successor Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

3. No gain or loss will be recognized by the Successor Fund upon the receipt by it of all of the Assets of the Predecessor Fund in exchange solely for the assumption of the liabilities of the Predecessor Fund and issuance of the Successor Fund Shares pursuant to Section 1032(a) of the Code.

4. No gain or loss will be recognized by the Predecessor Fund upon the distribution of the Successor Fund Shares by the Predecessor Fund to its shareholders in complete liquidation (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.

5. The tax basis of the Assets of the Predecessor Fund received by the Successor Fund will be the same as the tax basis of such Assets in the hands of the Predecessor Fund immediately prior to the transfer pursuant to Section 362(b) of the Code.

To the Addressees set forth on Exhibit X
October 15, 2012

6. The holding periods of the Assets of the Predecessor Fund in the hands of the Successor Fund will include the periods during which such Assets were held by the Predecessor Fund pursuant to Section 1223(2) of the Code.

7. No gain or loss will be recognized by the shareholders of the Predecessor Fund upon the exchange of all of their Predecessor Fund Shares solely for the Successor Fund Shares pursuant to Section 354(a) of the Code.

8. The aggregate tax basis of the Successor Fund Shares to be received by each shareholder of the Predecessor Fund will be the same as the aggregate tax basis of Predecessor Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

9. The holding period of Successor Fund Shares received by a shareholder of the Predecessor Fund will include the holding period of the Predecessor Fund Shares exchanged therefor, provided that the shareholder held Predecessor Fund Shares as a capital asset on the Closing Date pursuant to Section 1223(1) of the Code.

10. For purposes of Section 381 of the Code, the Successor Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”), the items of the Predecessor Fund described in Section 381(c) of the Code as if there had been no Reorganization.

Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganizations.

Our opinion is conditioned upon the performance by each Predecessor Fund and each Successor Fund, of their undertakings in the Agreement and the Representation Letters. Our opinion is limited to the federal income tax consequences of the Reorganization set forth above, and we express no other opinion to any party as to the tax consequences, whether federal, state, local or foreign, with respect to (i) the Reorganization or any transaction related to or contemplated by such Reorganization (or incident thereto) or (ii) the effect, if any, of the Reorganization on any other transaction and/or the effect, if any, of any such other transaction (other than a transaction pursuant to the Merger Agreement) on the Reorganization.

To the Addressees set forth on Exhibit X
October 15, 2012

We hereby consent to the use of this opinion as an exhibit to the Prospectus/Proxy Statement of Successor Fund on Form N-14, and any amendments thereto, covering the registration of Successor Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

/s/ Stradley Ronon Stevens & Young, LLP

EXHIBIT A

CHART OF REDOMESTICATIONS

Predecessor Funds (and share classes)	Successor Funds (and share classes)	Redomesticating Fund or Merging Fund
Invesco Value Municipal Income Trust, a Massachusetts business trust Common Shares Preferred Shares	Invesco Value Municipal Income Trust, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Value Municipal Bond Trust, a Massachusetts business trust Common Shares Preferred Shares	Invesco Value Municipal Bond Trust, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Value Municipal Securities, a Massachusetts business trust Common Shares	Invesco Value Municipal Securities, a Delaware statutory trust Common Shares	Merging Fund
Invesco Value Municipal Trust, a Massachusetts business trust Common Shares Preferred Shares	Invesco Value Municipal Trust, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Quality Municipal Income Trust, a Massachusetts business trust Common Shares Preferred Shares	Invesco Quality Municipal Income Trust, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Quality Municipal Investment Trust, a Massachusetts business trust Common Shares Preferred Shares	Invesco Quality Municipal Investment Trust, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Quality Municipal Securities, a Massachusetts business trust Common Shares Preferred Shares	Invesco Quality Municipal Securities, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Van Kampen Municipal Opportunity Trust, a Massachusetts business trust Common Shares Preferred Shares	Invesco Van Kampen Municipal Opportunity Trust, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund

Invesco Municipal Premium Income Trust, a Massachusetts business trust Common Shares Preferred Shares	Invesco Municipal Premium Income Trust, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Van Kampen Select Sector Municipal Trust, a Massachusetts business trust Common Shares Preferred Shares	Invesco Van Kampen Select Sector Municipal Trust, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Van Kampen Trust for Value Municipals, a Massachusetts business trust Common Shares Preferred Shares	Invesco Van Kampen Trust for Value Municipals, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Van Kampen Municipal Trust, a Massachusetts business trust Common Shares Preferred Shares	Invesco Van Kampen Municipal Trust, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Van Kampen Massachusetts Value Municipal Income Trust, a Massachusetts business trust Common Shares Preferred Shares	Invesco Van Kampen Massachusetts Value Municipal Income Trust, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Van Kampen Ohio Quality Municipal Trust, a Massachusetts business trust Common Shares Preferred Shares	Invesco Van Kampen Ohio Quality Municipal Trust, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Van Kampen Trust for Investment Grade New Jersey Municipals, a Massachusetts business trust Common Shares Preferred Shares	Invesco Van Kampen Trust for Investment Grade New Jersey Municipals, a Delaware statutory trust Common Shares Preferred Shares	Merging Fund
Invesco Van Kampen Senior Loan Fund, a Massachusetts business trust Common Shares Preferred Shares	Invesco Van Kampen Senior Loan Fund, a Delaware statutory trust Common Shares Preferred Shares	Redomesticating Fund

EXHIBIT X

ADDRESSEES

Predecessor Funds	Successor Funds
Board of Trustees Invesco Value Municipal Income Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Value Municipal Income Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Value Municipal Bond Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Value Municipal Bond Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Value Municipal Securities 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Value Municipal Securities 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Value Municipal Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Value Municipal Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Quality Municipal Income Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Quality Municipal Income Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Quality Municipal Investment Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Quality Municipal Investment Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Quality Municipal Securities 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Quality Municipal Securities 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Van Kampen Municipal Opportunity Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Van Kampen Municipal Opportunity Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309

Board of Directors Invesco Municipal Premium Income Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Municipal Premium Income Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Van Kampen Select Sector Municipal Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Van Kampen Select Sector Municipal Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Van Kampen Trust for Value Municipals 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Van Kampen Trust for Value Municipals 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Van Kampen Municipal Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Van Kampen Municipal Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Van Kampen Massachusetts Value Municipal Income Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Van Kampen Massachusetts Value Municipal Income Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Van Kampen Ohio Quality Municipal Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Van Kampen Ohio Quality Municipal Trust 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Van Kampen Trust for Investment Grade New Jersey Municipals 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Van Kampen Trust for Investment Grade New Jersey Municipals 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309
Board of Trustees Invesco Van Kampen Senior Loan Fund 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309	Board of Trustees Invesco Van Kampen Senior Loan Fund 1555 Peachtree Street, N.E. Suite 1800 Atlanta, GA 30309